Exhibit 10.24

SES Holdings Pte. Ltd.

SES HOLDINGS PTE. LTD.

Form of Employee Confidentiality, Assignment of Intellectual Property

and Noncompetition Agreement

In consideration and as a condition of my employment by SES Holdings Pte. Ltd. (the “Company”), I agree as follows:

1. Proprietary Information. I agree that all information, whether or not in writing, concerning the Company’s business, technology, business relationships or financial affairs which the Company has not released to the general public (collectively, “Proprietary Information”) is and will be the exclusive property of the Company. By way of illustration, Proprietary Information may include information or material which has not been made generally available to the public, such as: (a) corporate information, including plans, strategies, methods, policies, resolutions, negotiations or litigation; (b) marketing information, including strategies, methods, customer identities or other information about customers, prospect identities or other information about prospects, or market analyses or projections; (c) financial information, including cost and performance data, debt arrangements, equity structure, investors and holdings, purchasing and sales data and price lists; and (d) operational and technological information, including plans, specifications, manuals, forms, templates, software, designs, methods, procedures, formulas, discoveries, inventions, improvements, concepts and ideas; and (e) personnel information, including personnel lists, reporting or organizational structure, resumes, personnel data, compensation structure, performance evaluations and termination arrangements or documents. Proprietary Information also includes information received in confidence by the Company from its customers or suppliers or other third parties.

2. Recognition of Company’s Rights. Except as provided herein, I will not, at any time, without the Company’s prior written permission, either during or after my employment, disclose any Proprietary Information to anyone outside of the Company, or use or permit to be used any Proprietary Information for any purpose other than the performance of my duties as an employee of the Company. I will cooperate with the Company and use my best efforts to prevent the unauthorized disclosure of all Proprietary Information. I will deliver to the Company all copies of Proprietary Information in my possession or control upon the earlier of a request by the Company or termination of my employment.

Notwithstanding anything to the contrary in this Agreement or any other agreement between me and the Company, I understand that nothing in this Agreement or any other agreement between me and the Company prohibits, or is intended in any manner to prohibit, me from reporting possible violations of law or regulation to any governmental agency or entity, including but not limited to the United States Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of law or regulation. I do not need the prior authorization of anyone at the Company or the Company’s legal counsel to make any such reports or disclosures, and I am not required to notify the Company that I have made such reports or disclosures. I further understand that nothing in this Agreement is intended to interfere with or restrain the immunity provided under 18 U.S.C. Section 1833(b) for confidential disclosures of trade secrets to government officials, or lawyers, solely for the purpose of reporting or investigating a suspected violation of law; or in a sealed filing in court or other proceeding.

3. Rights of Others. I understand that the Company is now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons which require the Company to protect or refrain from use of proprietary information. I agree to be bound by the terms of such agreements in the event I have access to such proprietary information.

4. Commitment to Company; Avoidance of Conflict of Interest. While an employee of the Company, I will devote my full-time efforts to the Company’s business and I will not engage in any other business activity that conflicts with my duties to the Company. I will advise the CEO of the Company or his or her nominee at such time as any activity of either the Company or another business presents me with a conflict of interest or the appearance of a conflict of interest as an employee of the Company. I will take whatever action is requested of me by the Company to resolve any conflict or appearance of conflict which it finds to exist.

5. Developments. I will make full and prompt disclosure to the Company of all inventions, discoveries, designs, developments, methods, modifications, improvements, processes, algorithms, databases, computer programs, formulae, techniques, trade secrets, graphics or images, and audio or visual works and other works of authorship (collectively “Developments”), whether or not patentable or copyrightable, that are created, made, conceived or reduced to practice by me (alone or jointly with others) or under my direction during the period of my employment. I acknowledge that all work performed by me is on a “work for hire” basis, and I hereby do assign and transfer and, to the extent any such assignment cannot be made at present, will assign and transfer, to the Company and its successors and assigns all my right, title and interest in all Developments that (a) relate to the business of the Company or any customer of or supplier to the Company or any of the products or services being researched, developed, manufactured or sold by the Company or which may be used with such products or services; or (b) result from tasks assigned to me by the Company; or (c) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company (“Company-Related Developments”), and all related patents, patent applications, trademarks and trademark applications, copyrights and copyright applications, and other intellectual property rights in all countries and territories worldwide and under any international conventions (“Intellectual Property Rights”).

Except as set forth on Exhibit A attached hereto, I represent that there are no Developments that I have, alone or jointly with others, conceived, developed or reduced to practice prior to the commencement of my employment with the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (“Prior Inventions”) and no patents and patent applications in which I am named as an inventor, other than those which have been assigned to the Company (“Other Patent Rights”), in either case that relate in any way to the business of the Company as it is currently or as it is proposed to be conducted. If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. If, in the course of my employment with the Company, I incorporate a

Prior Invention into a Company product, process or machine or other work done for the Company, I hereby grant to the Company a nonexclusive, royalty-free, paid-up, irrevocable, worldwide license (with the full right to sublicense) to make, have made, modify, use, sell, offer for sale and import such Prior Invention. Notwithstanding the foregoing, I will not incorporate, or permit to be incorporated, Prior Inventions in any Company-Related Development without the Company’s prior written consent.

This Agreement does not obligate me to assign to the Company any Development which, in the sole judgment of the Company, reasonably exercised, is developed entirely on my own time and does not relate to the business efforts or research and development efforts in which, during the period of my employment, the Company actually is engaged or reasonably would be engaged, and does not result from the use of premises or equipment owned or leased by the Company. However, I will also promptly disclose to the Company any such Developments for the purpose of determining whether they qualify for such exclusion. I understand that to the extent this Agreement is required to be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 5 will be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. I also hereby waive all claims to any moral rights or other special rights which I may have or accrue in any Company-Related Developments.

6. Documents and Other Materials. I will keep and maintain adequate and current records of all Proprietary Information and Company-Related Developments developed by me during my employment, which records will be available to and remain the sole property of the Company at all times.

All files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, whether created by me or others, which come into my custody or possession, are the exclusive property of the Company to be used by me only in the performance of my duties for the Company. Any property situated on the Company’s premises and owned by the Company, including without limitation computers, disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company at any time with or without notice. In the event of the termination of my employment for any reason, I will deliver to the Company all files, letters, notes, memoranda, reports, records, data, sketches, drawings, notebooks, layouts, charts, quotations and proposals, specification sheets, program listings, blueprints, models, prototypes, or other written, photographic or other tangible material containing Proprietary Information, and other materials of any nature pertaining to the Proprietary Information of the Company and to my work, and will not take or keep in my possession any of the foregoing or any copies.

7. Enforcement of Intellectual Property Rights. I will cooperate fully with the Company, both during and after my employment with the Company, with respect to the procurement, maintenance and enforcement of Intellectual Property Rights in Company-Related Developments. I will sign, both during and after the term of this Agreement, all papers, including without limitation copyright applications, patent applications, declarations, oaths, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development. If the Company is unable, after reasonable effort, to secure my signature on any such papers, I hereby irrevocably designate and appoint each officer of the Company as my agent and attorney-in-fact to execute any such papers on my behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Company-Related Development.

8. Non-Competition and Non-Solicitation.

(a) Definitions and Acknowledgements.

(i) I understand and acknowledge that the Company’s market for its existing and/or proposed products and services is worldwide, and that the competitors for the Company’s existing and proposed products and services are located or may be located worldwide. I also understand and acknowledge that, given the nature of my job, I will be providing services and will have a material presence on a worldwide basis. Further, I understand and acknowledge that, during the course of my employment with the Company, I will be given access to and will help develop Proprietary Information, which if such Proprietary Information were released to the general public or to a competitor, would place the Company at an unfair disadvantage with its competitors. I also understand that my position with the Company may require me to interact with, cultivate, and maintain relationships with the Company’s customers, prospective customers, vendors and suppliers. Therefore, I agree that the restrictions set forth in this Section 8 are necessary in order to protect the Company’s Proprietary Information and good will.

(ii) As used in this Agreement, the “Restricted Period” means during the employment and for a period of one year after the termination of the employment for any reason. Notwithstanding the foregoing, I agree that in the event that, during the Restricted Period, I have violated Section 8 of this Agreement or have breached my fiduciary duty of loyalty to the Company, then the Restricted Period shall be extended for an additional period of one year.

(iii) As used in this Agreement, “Competitive Acts” shall mean providing services and/or engaging in duties and responsibilities that are the same or substantially similar to any of the services, duties and/or responsibilities in which I engaged during the last two years of my employment with the Company.

(iv) As used in this Agreement, “Cause” for termination shall mean that the Company has (a) a reasonable basis for dissatisfaction with my performance, entertained in good faith, for reasons such as lack of capacity or diligence, failure to conform to the Company’s standards of conduct, or other culpable or inappropriate behavior, or (b) grounds for discharge reasonably related, in the Company’s honest judgment, to the needs of the Company’s business.

(b) Non-Solicitation. I agree that during the Restricted Period, I will not, on my own behalf, or as owner, manager, stockholder, consultant, director, officer, or employee of any business entity other than the Company:

(i) call upon, solicit, divert, take away, accept or conduct any business from or with any of the customers of the Company or, as to prospective customers, those with whom I had material contact while at the Company; and/or

(ii) solicit, entice, attempt to persuade any other employee or consultant of the Company or supplier to leave the Company for any reason or otherwise participate in or facilitate the hire, directly or through another entity, of any person who is employed or engaged by the Company as a consultant or who was employed or engaged by the Company.

(c) Non-Competition. I agree that during the Restricted Period, I will not, on my own behalf, or as owner, manager, stockholder, consultant, director, officer, or employee of any business entity other than the Company (except as a holder of not more than one (1%) percent of the stock of a publicly held company), engage in Competitive Acts for Quantumscape Corporation, Sion Power Corporation, Ionic Materials Inc., or Solid Power Inc., or their respective subsidiaries, or any entities that directly, or indirectly through one or more intermediaries, control or own, are controlled by or owned by, or are under common control with or common ownership with the above-named companies. I understand that, unless this clause is waived by the Company or I violate the terms of this Agreement, during the one-year period following my termination for any reason, the Company will pay me, as part of its regular payroll process, $1,000, subject to usual employment taxes and withholdings. Notwithstanding the foregoing, this section 8(c) shall not be effective (and the compensation described herein will not be paid) in the event that I am terminated by the Company without Cause or as part of a Company layoff.

9. Government Contracts. I acknowledge that the Company may have from time to time agreements with other persons or with the United States Government or its agencies which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. I agree to comply with any such obligations or restrictions upon the direction of the Company. In addition to the rights assigned under Section 5, I also assign to the Company (or any of its nominees) all rights which I have or acquired in any Developments, full title to which is required to be in the United States under any contract between the Company and the United States or any of its agencies.

10. Prior Agreements. I hereby represent that, to the best of my knowledge, I am not bound by the terms of any agreement with any previous employer to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company. I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

11. Remedies Upon Breach. I understand that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and I consider them to be reasonable for such purpose. Any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of such breach, the Company, in addition to such other remedies which may be available, will be entitled to specific performance and other injunctive relief, without the posting of a bond. If I violate this Agreement, in addition to all other remedies available to the Company at law, in equity, and under contract, I agree that I am obligated to pay all the Company’s costs of enforcement of this Agreement, including attorneys’ fees and expenses.

12. Use of Voice, Image and Likeness. I give the Company permission to use any and all of my voice, image and likeness, with or without using my name, in connection with the products and/or services of the Company, for the purposes of advertising and promoting such products and/or services and/or the Company, and/or for other purposes deemed appropriate by the Company in its reasonable discretion, except to the extent expressly prohibited by law.

13. Publications and Public Statements. I will obtain the Company’s written approval before publishing or submitting for publication any material that relates to my work at the Company and/or incorporates any Proprietary Information. To ensure that the Company delivers a consistent message about its products, services and operations to the public, and further in recognition that even positive statements may have a detrimental effect on the Company in certain securities transactions and other contexts, any statement about the Company which I create, publish or post during my period of employment and for six (6) months thereafter, on any media accessible by the public, including but not limited to electronic bulletin boards and Internet-based chat rooms, must first be reviewed and approved by an officer of the Company before it is released in the public domain.

14. No Employment Obligation. I understand that this Agreement does not create an obligation on the Company or any other person to continue my employment. I acknowledge that, unless otherwise agreed in a formal written employment agreement signed on behalf of the Company by an authorized officer, my employment with the Company is at will and therefore may be terminated by the Company or me at any time and for any reason, with or without cause.

15. Survival and Assignment by the Company. I understand that my obligations under this Agreement will continue in accordance with its express terms regardless of any changes in my title, position, duties, salary, compensation or benefits or other terms and conditions of employment. I further understand that my obligations under this Agreement will continue following the termination of my employment regardless of the manner of such termination and will be binding upon my heirs, executors and administrators. The Company will have the right to assign this Agreement to its affiliates, successors and assigns. I expressly consent to be bound by the provisions of this Agreement for the benefit of the Company or any parent, subsidiary or affiliate to whose employ I may be transferred without the necessity that this Agreement be resigned at the time of such transfer.

16. Exit Interview. If and when I depart from the Company, I may be required to attend an exit interview and sign an “Employee Exit Acknowledgement” to reaffirm my acceptance and acknowledgement of the obligations set forth in this Agreement. For twelve (12) months following termination of my employment, I will notify the Company of any change in my address and of each subsequent employment or business activity, including the name and address of my employer or other post-Company employment plans and the nature of my activities.

17. Disclosure to Future Employers. I will provide a copy of this Agreement to any prospective employer, partner or coventurer prior to entering into an employment, partnership or other business relationship with such person or entity.

18. Severability. In case any provisions (or portions thereof) contained in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

19. Interpretation. This Agreement will in all respects be interpreted, enforced and governed under the laws of the Commonwealth of Massachusetts. I hereby agree to consent to personal jurisdiction of the courts situated within the Commonwealth of Massachusetts for purposes of enforcing this Agreement, and waive any objection that I might have to personal jurisdiction or venue in those courts.

[End of Text]

BY PLACING MY SIGNATURE HEREUNDER, I ACKNOWLEDGE THAT I HAVE CAREFULLY READ ALL THE PROVISIONS OF THIS AGREEMENT, THAT I HAVE BEEN ADVISED TO AND HAVE HAD AN OPPORTUNITY TO CONSULT WITH COUNSEL CONCERNING THIS AGREEMENT, THAT I AM SATISFIED THAT I UNDERSTAND IT COMPLETELY, AND THAT I AGREE TO ALL OF ITS TERMS.

IN WITNESS WHEREOF, the undersigned has executed this agreement as a sealed instrument as of the date set forth below.

Signed_____________________

Type or print name:

Date:

ACKNOWLEDGED AND AGREED:

SES HOLDINGS PTE. LTD.

By:
Name:
Title:

EXHIBIT A

To:      SES HOLDINGS PTE. LTD.

From:

Date:

SUBJECT: Prior Inventions

Except as set forth below, there are no inventions or improvements relevant to the subject matter of my employment with the Company, or that relate in any way to the business of the Company as it is currently or as it is proposed to be conducted, that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement:

No inventions or improvements

See below:

Additional sheets attached

Except as set forth below, there are no patents and patent applications in which I have been named as an inventor relevant to the subject matter of my employment with the Company, or that relate in any way to the business of the Company as it is currently or as it is proposed to be conducted, other than those which have been assigned to the Company:

None

See below:

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